Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 54 to Registration Statement No. 333-61366 of Pacific Life Funds (formerly Pacific Funds) on form N-1A of our report dated May 21, 2007, comprised of the Portfolio Optimization Funds (PL Portfolio Optimization Conservative (formerly named PF Portfolio Optimization Model A), PL Portfolio Optimization Moderate-Conservative (formerly named PF Portfolio Optimization Model B), PL Portfolio Optimization Moderate (formerly named PF Portfolio Optimization Model C), PL Portfolio Optimization Moderate-Aggressive (formerly named PF Portfolio Optimization Model D), PL Portfolio Optimization Aggressive (formerly named PF Portfolio Optimization Model E) (collectively the “Portfolio Optimization Funds”), and the PL Money Market Fund (formerly named PF Pacific Life Money Market Fund), PL International Value Fund (formerly named PF Lazard International Value), PL Large-Cap Value Fund (formerly named PF Salomon Brothers Large-Cap Value Fund), PL Short Duration Bond Fund (formerly named PF Goldman Sachs Short Duration Bond Fund), PL Growth LT Fund (formerly named PF Janus Growth LT Fund), PL Mid-Cap Value Fund (formerly named PF Lazard Mid-Cap Value Fund), PL Large-Cap Growth Fund (formerly named PF Loomis Sayles Large-Cap Growth Fund), PL International Large-Cap Fund (formerly named PF MFS International Large-Cap Fund), PL Small-Cap Growth Fund (formerly named PF NB Fasciano Small Equity Fund), PL Main Street® Core Fund (formerly named PF Oppenheimer Main Street® Core Fund), PL Emerging Markets Fund (formerly named PF Oppenheimer Emerging Markets Fund), PL Managed Bond Fund (formerly named PF PIMCO Managed Bond Fund), PL Inflation Managed Fund (formerly named PF PIMCO Inflation Managed Fund), PL Comstock Fund (formerly named PF Van Kampen Comstock Fund), PL Mid-Cap Growth Fund (formerly named PF Van Kampen Mid-Cap Growth Fund), and PL Real Estate Fund (formerly named PF Van Kampen Real Estate Fund) for the year ended March 31, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, all of which are part of this Registration Statement.
DELOITTE & TOUCHE LLP
Philadelphia, PA 19103
June 28, 2007